CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the use in the Registration Statement of our report dated August 21, 2001, except for Note 17, as to which the date is August 31, 2001, relating to the financial statements of Tengtu International Corp. and Subsidiaries for June 30, 2001, 2000 and 1999, and to the reference to our firm under the caption "Experts" in the Prospectus.

                                                    Certified Public Accountants




                                                    /S/ MOORE STEPHENS, P.C.
                                                    ------------------------
                                                    Moore Stephens, P.C.


New York, New York
October 15, 2001